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[Thermo Voltek Corp. Logo]

                           NOTICE OF SPECIAL MEETING

                                                               February 12, 1999


To the Holders of the Common Stock of
THERMO VOLTEK CORP.


     I am pleased to give you notice of and cordially invite you to attend in person or by proxy the Special Meeting of the stockholders of Thermo Voltek Corp., a Delaware corporation (the "Company" or "Voltek"), which will be held on Thursday, March 25, 1999, at 10:00 a.m., at the offices of Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02454, and at any adjournment or adjournments thereof (the "Special Meeting"). At the Special Meeting, stockholders will:


     1. Consider and vote on a proposal to approve an Agreement and Plan of Merger dated as of November 24, 1998 (the "Merger Agreement") pursuant to which TV Acquisition Corporation, a newly-formed company (the "Merger Sub"), will be merged with and into Voltek (the "Merger"). Upon the Merger, each stockholder of the Company (other than stockholders who perfect their dissenters' rights, Thermedics Inc. ("Thermedics")and Thermo Electron Corporation) will become entitled to receive $7.00 in cash, without interest, for each outstanding share of common stock, $.05 par value, of the Company (the "Common Stock") owned by such stockholder immediately prior to the effective time of the Merger. A copy of the Merger Agreement is attached as Appendix A to and is described in the accompanying Proxy Statement.

     2. Transact such other business as may properly come before the Special Meeting.


     Only stockholders of record at the close of business on February 11, 1999 will receive notice of and be able to vote at the Special Meeting.


     The accompanying Proxy Statement describes the Merger Agreement, the proposed Merger and the actions to be taken in connection with the Merger. The Company's Bylaws require that the holders of a majority of the outstanding shares of Common Stock entitled to vote be present or represented by proxy at the Special Meeting in order to constitute a quorum for the transaction of business. It is important that your shares be represented at the Special Meeting regardless of the number of shares you hold. Whether or not you are able to be present in person, please sign and return promptly the enclosed Proxy Card in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the Special Meeting.

     Stockholders who properly demand appraisal prior to the stockholder vote at the Special Meeting, who do not vote in favor of adoption of the Merger Agreement and who otherwise comply with the provisions of Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") will be entitled, if the Merger is completed, to statutory appraisal of the "fair value" of their shares of Common Stock. See "RIGHTS OF DISSENTING STOCKHOLDERS" in the accompanying Proxy Statement and the full text of Section 262 of the DGCL, which is attached as Appendix C to and is described in the accompanying Proxy Statement, for a description of the procedures that you must follow in order to exercise your appraisal rights.

     This Notice, the Proxy Card and Proxy Statement enclosed herewith are sent to you by order of the Board of Directors.



                                          SANDRA L. LAMBERT
                                          Secretary
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     WHETHER OR NOT YOU PLAN TO ATTEND, IT IS IMPORTANT THAT YOUR SHARES ARE
REPRESENTED AT THE SPECIAL MEETING. TO APPROVE AND ADOPT THE MERGER AGREEMENT, THE AFFIRMATIVE VOTE OF (I) A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON AND (II) A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK THAT ARE VOTED AT THE SPECIAL MEETING BY STOCKHOLDERS OTHER THAN THERMEDICS, THERMO ELECTRON CORPORATION AND THE DIRECTORS AND OFFICERS OF THE COMPANY, THERMEDICS AND THERMO ELECTRON CORPORATION (THE "PUBLIC STOCKHOLDERS"), IS REQUIRED. YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. ANY STOCKHOLDER PRESENT AT THE SPECIAL MEETING MAY REVOKE SUCH HOLDER'S PROXY AND VOTE PERSONALLY ON THE MERGER AGREEMENT AT THE SPECIAL MEETING.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. IN CONSIDERING THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO THE MERGER, THE PUBLIC STOCKHOLDERS SHOULD BE AWARE THAT CERTAIN OFFICERS AND DIRECTORS OF THE COMPANY HAVE CERTAIN INTERESTS THAT ARE IN ADDITION TO, OR DIFFERENT FROM, THE INTERESTS OF THE PUBLIC STOCKHOLDERS. SEE "SPECIAL FACTORS -- CONFLICTS OF INTEREST."

     IF A PROPERLY EXECUTED PROXY CARD IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK REPRESENTED BY THAT PROXY WILL BE VOTED "FOR" THE PROPOSED MERGER.

    PLEASE DO NOT SEND YOUR STOCK CERTIFICATES TO THE COMPANY AT THIS TIME.